Exhibit 4.1

EXECUTION VERSION

PDC Energy, Inc.

as Issuer

and

U.S. Bank National Association

as Trustee

Indenture

Dated as of September 15, 2016

6.125% Senior Notes Due 2024

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections

§ 310	(a)	7.10
	(b)	7.08
§ 311		7.03
§ 312		11.02
§ 313		7.06
§ 314	(a)	4, 4.02
	(c)	11.04
	(e)	11.05
§ 315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	6.12, 7.02
§ 316	(a)	2.05, 6.02, 6.04, 6.05
	(b)	6.06, 6.07
	(c)	11.02
§ 317	(a) (1)	6.08
	(a) (2)	6.09
	(b)	2.03
§ 318		11.01

i

Section 11.11. Separability	106
Section 11.12. Table of Contents and Headings	106
Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	106

v

EXHIBITS

EXHIBIT A                  Form of Note

EXHIBIT B                  Form of Supplemental Indenture

EXHIBIT C                  Restricted Legend

EXHIBIT D                  DTC Legend

EXHIBIT E                   Regulation S Certificate

EXHIBIT F                    Rule 144A Certificate

EXHIBIT G                  Institutional Accredited Investor Certificate

INDENTURE, dated as of SEPTEMBER 15, 2016, between PDC ENERGY, INC., a DELAWARE corporation, as the Company and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $400,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes Due 2024, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”).  All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                          Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)                       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means collectively the acquisition of (x) certain assets (the “Target Assets”) of the Asset Sellers pursuant to the Asset Purchase Agreement and (y) all of the outstanding capital stock of the Target pursuant to the Stock Purchase Agreement.

“Acquisition Closing Date” means the date on which the Acquisition is completed.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary;

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4) Capital Stock of any Restricted Subsidiary; provided that all the Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries shall entitle the Company or such Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2), (3) and (4), such Subsidiary is primarily engaged in a Related Business.

“Additional Interest” means additional interest owed to Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to the issue date, issue price and the first interest payment date after the issuance of such Additional Notes.

“Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person or Persons (all of such specified Persons, whether one or more, being referred to in this definition as the “Referent Person”), as of the date of determination (without duplication), the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts, (A) as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year-end due to exploration, development, exploitation or other activities, and (B) as decreased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves reflected in such reserve report produced or disposed of since such year-end, and (2) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves reflected in such reserve report since such year-end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case described in this clause (i) calculated in accordance with Commission guidelines and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii) the capitalized costs that are attributable to oil and gas properties of the Referent Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of the Referent Person on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv) the greater of (A) the net book value of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

(b) the sum of:

(i) the net book value of any Capital Stock of a Restricted Subsidiary of the Referent Person that is not owned by the Referent Person or another Restricted Subsidiary of the Referent Person;

(ii) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets of the Referent Person, any net gas-balancing liabilities of the Referent Person and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered by the Referent Person to third parties to fully satisfy the obligations of the Referent Person and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Referent Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts or a similar method to the full cost method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Referent Person will continue to be calculated as if the Company were still using the successful efforts or a similar method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.13(a).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Purchase Agreement” means the Asset Purchase and Sale Agreement dated as of August 23, 2016 by and between the Asset Sellers and the Company, together with all exhibits, schedules and disclosure letters thereto.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Section 5.01 and not by Section 4.12; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale of Equity Interests held by the Company or its Restricted Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.07, including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;

(7) the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(8) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(9) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10) the creation or perfection of a Lien (but not, except as contemplated in clause (11) below, the sale or other disposition of the properties or assets subject to such Lien);

(11) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(12) the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(14) any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 90 days after the acquisition of, the oil and gas properties that are subject thereto;

(15) the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves; and

(16) any trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with Section 4.12 as if such transaction were an Asset Sale.

“Asset Sellers” means collectively 299 Resources, LLC, 299 Production, LLC and 299 Pipeline, LLC.

“Asset Sale Offer” has the meaning assigned to such term in Section 4.12(d).

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Law” means any applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” will have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

(4) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Calculation Date” has the meaning assigned to such term in the definition of “Fixed Charge Coverage Ratio.”

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means

(1) United States dollars;

(2) Government Securities having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business; provided that all such deposits are made in such accounts in the ordinary course of business.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)                       any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)                       the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or

(3)                       the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.11(a).

“Change of Control Payment” has the meaning assigned to such term in Section 4.11(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.11(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means, with respect to Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to September 15, 2019, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity;

provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) exploration and abandonment expense (if applicable) to the extent deducted in calculating Consolidated Net Income; plus

(5) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6) any interest expense attributable to any Oil and Natural Gas Hedging Contract, to the extent that such interest expense was deducted in computing such Consolidated Net Income; plus

(7) the accretion of interest charges on future plugging and abandonment obligations and future retirement benefits, to the extent such charges were deducted in computing such Consolidated Net Income; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, and minus

(9) the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (7) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5) any asset impairment writedowns on oil and gas properties under GAAP or Commission guidelines will be excluded;

(6) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be excluded; and

(7) to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness will be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at U.S. Bank National Association, Corporate Trust - DN-CO-T12C,950, 17th Street - 12th Floor, Denver, CO80202.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that (a) was formed under the laws of the United States or any state of the United States or the District of Columbia or (b) Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) an offering for cash by the Company of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to the Company’s common equity capital from any Person.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the Notes and the Subsidiary Guarantees) in existence on the Issue Date, including the Existing Senior Notes and the New Convertible Notes, until such amounts are repaid.

“Existing Senior Notes” means the 7.75% Senior Notes Due 2022 issued pursuant to that certain indenture dated as of October 3, 2012 between the Company and U.S. Bank National Association, as trustee.

“Existing Senior Notes Issue Date” means October 3, 2012.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $10 million shall be determined by an Officer of the Company, and in the case of amounts in excess of $25 million, by the Board of Directors of the Company, in each case, acting in good faith. The determination shall be conclusive and, in the case of determinations exceeding $25 million, evidenced by a resolution of the Board of Directors.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period will be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer or Chief Financial Officer of the Company (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Production Payments and Reserve Sales, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect from time to time; provided, however, that Capital Leases shall be accounted for during the term of the Indenture in accordance with generally accepted accounting principles in the United States in effect on the Issue Date. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards, or IFRS, accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Global Note” means a Note in registered global form without interest coupons.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “Guarantee” used as a verb has a correlative meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges, Oil and Natural Gas Hedging Contracts and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case entered into for non-speculative purposes.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, natural gas liquids, and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“incur” has the meaning assigned to such term in Section 4.06(a).

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);

(6) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or

(7) representing any Interest Rate and Currency Hedges,

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of any other Person, of the types described above in clauses (1) through (7), secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses

(1) through (7) above. Furthermore, the amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness:”

(i) accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii) except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;

(iii) any obligation in respect of any Farm-In Agreement;

(iv) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(v) oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

(vi) any obligation in respect of any Oil and Natural Gas Hedging Contract;

(vii) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815);

(viii) any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers’ acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (viii), are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(ix) any Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary;

(x) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(xi) all contracts and other obligations, agreements, instruments or arrangements described in clauses (20), (21), (22) and (23) of the definition of “Permitted Liens.”

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means J.P. Morgan Securities LLC and its successors, or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Lien” has the meaning assigned to such term in Section 4.08(a).

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Payment Date” means each March 15 and September 15 of each year, commencing March 15, 2017.

“Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Investment Agreement” means collectively one or more investment agreements by and between the Company and each of the Investors (as defined therein), together with all exhibits, schedules and disclosure letters thereto, the form of which agreements are attached to the Stock Purchase Agreement and the Asset Purchase Agreement as exhibits, and which are expected to be executed on or about the closing date for the Acquisition and pursuant to which the Company intends to issue certain equity interests in the Company to the Asset Sellers and to the sellers under the Stock Purchase Agreement.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s; or

(2) BBB- (or the equivalent) by S&P,

or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the Notes have an Investment Grade Rating from at least one Rating Agency, (b) no Default with respect to the Notes has occurred and is then continuing under the Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c).  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c).  Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which Original Notes are originally issued under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment for the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, NYSE MKT, the Nasdaq Stock Market or any other regulated stock exchange in the United States, Canada, Europe or Australia (or any of their successors) and as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting such requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.12, such securities shall be deemed not to have been Liquid Securities at any time.

“Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such Notes; and

(2) the sum of the present values of (a) the redemption price of such Notes at September 15, 2019 (as set forth in Section 3.01(a)) and (b) the remaining scheduled payments of interest from the redemption date to September 15, 2019 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes, if any, to the redemption date.

“Material in the Aggregate” has the meaning assigned to such term in the definition of “Material Subsidiary.”

“M&A Agreements” means collectively the Stock Purchase Agreement and the Asset Purchase Agreement.

“Material Subsidiary” means any Domestic Restricted Subsidiary (a) that has Consolidated Tangible Assets that exceed 5.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the Indenture, (b) whose Consolidated Cash Flow exceeds 5.0% of the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Company most recent ended for which financial statements are required to be delivered under the Indenture or (c) together with all other Domestic Restricted Subsidiaries that would not otherwise be deemed to be Material Subsidiaries, would represent, in the aggregate (“Material in the Aggregate”), (x) 10.0% or more of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under the Indenture or (y) 10.0% or more of the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Company most recently ended for which financial statements are required to be delivered under the Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:

(1)                       any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)                       any extraordinary or non-recurring gain or loss, together with any related provision for taxes on such extraordinary or non-recurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815).

“New Common Stock” means the issuance by the Company of 9,085,000 shares of its common stock on September 14, 2016 to finance a portion of the cash consideration payable in respect of the Acquisition.

“New Convertible Notes” means $200.0 million aggregate principal amount of 1.125% senior convertible notes due 2021 issued by the Company on September 14, 2016 to finance a portion of the cash consideration payable in respect of the Acquisition.

“New Senior Credit Facility Amendment” means the amendment dated as of September 6, 2016 in respect of the Senior Credit Agreement, among other things, to increase the Aggregate Commitment (as defined therein) from $450.0 million to $700.0 million effective as of the Acquisition Closing Date.

“Non-U.S. Person” means a Person that is not a U.S. Person, as defined in Regulation S.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee,

indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Notes” has the meaning assigned to such term in the Recitals.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning assigned to such term in Section 4.12(g).

“Offer Period” has the meaning assigned to such term in Section 4.12(g).

“Officer” means, in the case of the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, principal financial officer, principal accounting officer, any Vice President, the Treasurer or the Secretary (or persons performing similar functions) of the Company and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, principal financial officer, principal accounting officer, any Vice President, the Treasurer or the Secretary (or persons performing similar functions) of such Subsidiary Guarantor or, with respect to a limited liability company, either an Officer, manager, or managing member of such limited liability company.

“Officers’ Certificate” means, in the case of the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and, in the case of any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Subsidiary Guarantor or, with respect to a limited liability company, either an Officer, manager, or managing member of such limited liability company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Oil and Natural Gas Hedging Contract” means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Payment Default” has the meaning assigned to such term in Section 6.01.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of the Company’s Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2) a Person that was merged or consolidated into the Company or a Restricted Subsidiary;

provided that on the date of incurrence of such Indebtedness or issuance of such Disqualified Stock, or the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a), or

(b) the Fixed Charge Coverage Ratio for the Company would be greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Debt” has the meaning assigned to such term in Section 4.06(b).

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary; or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(5) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(6) Investments represented by Hedging Obligations;

(7) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

(8) loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

(9) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or any of its Restricted Subsidiaries;

(10) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(11) surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(12) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

(13) Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with Article 5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) Permitted Business Investments;

(15) Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16) Investments in any units of any oil and gas royalty trust;

(17) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(18) repurchases of or other Investments in the Notes;

(19) Investments to the extent that common stock of the Company is the consideration paid or provided by the Company; and

(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (a) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company and (b) $75 million.

“Permitted Liens” means, with respect to any Person:

(1)                       Liens securing Indebtedness incurred under Credit Facilities pursuant to Section 4.06(b)(1); provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under Section 4.06(b)(1);

(2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.06(b)(4) covering only the assets acquired, improved, or constructed with or financed by such Indebtedness;

(3) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(5) Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6) Liens in favor of the issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(9) any attachment or judgment Liens not giving rise to an Event of Default;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

(A) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

(B) such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date;

(14) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such

Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than those of the Person merged or consolidated with the Company or such Restricted Subsidiary;

(15) Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

(17) Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under the Indenture;

(18) Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19) Liens in respect of Production Payments and Reserve Sales;

(20) Liens on pipelines and pipeline facilities that arise by operation of law;

(21) Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Related Business;

(22) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

(23) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Related Business for exploration,

drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;

(24) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture; provided that such Liens are solely for the benefit of the Trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(25) Liens securing obligations of the Company and its Restricted Subsidiaries under non-speculative Hedging Obligations;

(26) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(27) Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the Indenture;

(28) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $75 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company; and

(29) Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or Government Securities purchased with such cash, in either case to the extent such cash or Government Securities prefund the payment of interest on such Debt and are held in an escrow account or similar arrangement to be applied for such purpose.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1) the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2) if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the Notes, such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and is contractually subordinated or otherwise junior in right of payment to, the Notes, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3) such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Primary Treasury Dealer” has the meaning assigned to such term in the definition of “Reference Treasury Dealer.”

“principal” of any Indebtedness means the principal amount of such Indebtedness (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Purchase Agreements” means collectively the Investment Agreement and the M&A Agreements.

“Purchase Date” has the meaning set forth in Section 4.12(g).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means any of S&P or Moody’s, or if (and only if) S&P or Moody’s shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Redemption Notice Date” has the meaning assigned to such term in Section 3.04(b).

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and three additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Refinancing” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness.” “Refinanced” shall have the correlative meaning.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and the utilization of the Company’s and its Restricted Subsidiaries’ properties, (2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (3) any power generation and electrical transmission business, (4) oil field sales and services and related activities, (5) development, purchase and sale of real estate and interests therein, and (6) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of May 21, 2013 as amended at various times prior to the Issue Date, including by the New Senior Credit Facility Amendment, among (i) the Company, as borrower, (ii) the guarantors party thereto, (iii) JPMorgan Chase Bank, N.A., as administrative agent and lender, and (iv) the lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

“Senior Debt” means:

(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) the Notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(b) any Indebtedness that is incurred in violation of the Indenture; or

(c) any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

“Special Mandatory Redemption Date” has the meaning assigned to such term in Section 3.04(b).

“Special Mandatory Redemption Event” has the meaning assigned to such term in Section 3.04(a).

“Special Mandatory Redemption Price” has the meaning assigned to such term in Section 3.04(a).

“Sponsored Limited Partnerships” means any drilling partnership in existence as of December 31, 2007 identified on Schedule A.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the Stock Purchase and Sale Agreement dated as of August 23, 2016 by and among the sellers party thereto, Target and the Company, together with all exhibits, schedules and disclosure letters thereto.

“Subordinated Debt” means Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Notwithstanding the foregoing, none of the Sponsored Limited Partnerships shall be Subsidiaries.

“Subsidiary Guarantee” means any Guarantee of the Notes by any Subsidiary Guarantor in accordance with Section 4.10.

“Subsidiary Guarantor” means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with Sections 4.10 and Article 10, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the Indenture.

“Target” means Arris Petroleum Corporation.

“Transactions” means collectively the Acquisition pursuant to the M&A Agreements, the issuance of Equity Interests in the Company pursuant to the Investment Agreement, the New Senior Credit Facility Amendment, the issuance of the New Common Stock, the issuance of the New Convertible Notes and the issuance of the Original Notes hereunder.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of

Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02.                          Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(1)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)                                 “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)                                 all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4)                                 references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5)                                 in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
THE NOTES

Section 2.01.                          Form, Dating and Denominations; Legends.  (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)                                 (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(5), each Initial Note or Initial Additional Note will bear the Restricted Legend.

(2)                                 Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3)                                 Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(4)                                 Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(5)                                 Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)                                  (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2)                                 after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)                   By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02.                          Execution and Authentication; Exchange Notes; Additional Notes.  (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)                                 A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c)                                  At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication.  The Trustee will authenticate and deliver:

(1)                                 Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000,

(2)                                 Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

(3)                                 Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(4)                                 Receipt by the Trustee of an Officers’ Certificate specifying

(A)       the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B)       whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C)       in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D)       whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E)        other information the Company may determine to include or the Trustee may reasonably request.

(5)                                 In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

(d)                                 Initial Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

Section 2.03.                          Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)                                 The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default in respect of the Notes, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.                          Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a  replacement Note.

Section 2.05.                          Outstanding Notes.  (a)  Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1)                                 Notes cancelled by the Trustee or delivered to it for cancellation;

(2)                                 any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)                                 on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer or Asset Sale Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)                                 A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded).  Notes so owned by the Company or an Affiliate of the Company which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.                          Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Company will cause definitive

Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07.                          Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.                          CUSIP and CINS Numbers.  The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Change of Control Offers and Asset Sale Offers as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained  in any notice of redemption or exchange or Offer to Purchase.  The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.                          Registration, Transfer and Exchange.  (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)                                 (1)  Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)                                 Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(4) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3)                                 Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Neither the Company, any Subsidiary Guarantor, the Trustee nor any of their respective agents has or will have any responsibility for:

(A)                               Any aspect of the records of the Depositary, any Agent Member, or anyone who clears through or maintains an account with an Agent Member relating to or payments made on account of beneficial ownership interest in the Global Note or for maintaining, supervising or reviewing any of the records of the Depositary, any Agent Member or anyone who clears through or maintains an account with an Agent Member relating to the beneficial ownership interests in the Global Note;

(B)                               Any delay by the Depositary or any of its Agent Members in identifying the beneficial owners of the Notes (and the Company, any Subsidiary Guarantor, the Trustee and any of their respective agents may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes); or

(C)                               Any other matter relating to the actions and practices of the Depositary, any Agent Members or anyone who clears through or maintains an account with an Agent Member.

(4)                                 Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(5)                                 If

(A)                               the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(B)                               the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or

(C)                               a Default or Event of Default has occurred and is continuing and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in an Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)                                  Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)                                 A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x)                                 no transfer or exchange will be effective until it is registered in such register and

(y)                                 the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Change of Control Offer or an Asset Sale Offer, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Change of Control Offer or an Asset Sale Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(5)).

(e)                                  (1)                                  Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)                                 Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)                                 Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)                                 Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new

Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.                          Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)                                 Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)                                 No certification is required.

(2)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed  Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the expiration of the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)                                 In the event that the requested transfer or exchange takes place prior to the expiration of the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange takes place after the expiration of the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)                                  No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)                                 after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)                                 (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)                                 The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.                          Optional Redemption.  (a) Except as described below in this Article 3 and in Section 4.11(h), the Notes are not redeemable until September 15, 2019.  On and after September 15, 2019, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

12-month period commencing in Year	Percentage
2019	104.594
2020	103.063
2021	101.531
2022 and thereafter	100.000%

(b)                                 At any time or from time to time prior to September 15, 2019, the Company may also redeem all or a part of the Notes at a redemption price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Section 3.02.                          Redemption with Proceeds of Public Equity Offering.  (a) Prior to September 15, 2019, the Company may on any one or more occasions redeem up to 35% of the principal amount of the Notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that

(1)                                 at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 180 days after the closing of such Equity Offering.

Section 3.03.                          Method and Effect of Redemption.  (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee).  If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on the Depositary’s required method), unless otherwise required by law or applicable stock exchange requirements.  Notes redeemed in part must be redeemed in denominations of $2,000 principal amount and higher integral multiples of $1,000 (subject to the procedures of the Depositary).  The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption.  Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date, except notices of redemption may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

(b)                                 The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)                                 the redemption date;

(2)                                 the redemption price, to the extent calculable;

(3)                                 the place or places where Notes are to be surrendered for redemption;

(4)                                 Notes called for redemption must be so surrendered in order to collect the redemption price;

(5)                                 on the redemption date the redemption price will become due and payable on Notes called for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)                                 any conditions precedent to the redemption

(7)                                 if any Note is redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(8)                                 if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  The notice of redemption with respect to the redemption pursuant to Section 3.01 need not set forth the Make-Whole Price but only the manner of calculation thereof.  The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

(d)           Any such redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, in the case of a redemption with the net cash proceeds of an Equity Offering, completion of the such Equity Offering.  Notice of any redemption upon the completion of an Equity Offering may be given prior to the completion of such Equity Offering.

(e)           At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period of time as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

(f)            Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date unless the redemption is subject to a condition precedent that is not satisfied or waived, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(g)           Unless the Company defaults in the payment of the redemption price, in which case interest will continue to accrue on the Notes or portions of Notes called for redemption until the redemption price is paid, interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.04.         Special Mandatory Redemption.

(a)           The Company shall redeem the Notes, in whole but not in part, in accordance with this Section 3.04 at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the principal amount thereof to, but not including, the Special Mandatory Redemption Date, if (A) the Acquisition is not completed on or prior to December 31, 2016 (provided that, if the Purchase Agreements are amended to extend their respective termination dates, this date will be extended to the termination date set forth in such amendments, but in no case shall this date be extended beyond January 15, 2017) or (B) prior to such date, one or both of the Purchase Agreements are terminated (each, a “Special Mandatory Redemption Event”).

(b)           Upon the occurrence of a Special Mandatory Redemption Event, the Company shall promptly (but in no event later than 5 Business Days following such Special Mandatory Redemption Event) notify the Trustee in writing of such event, and the Trustee shall, no later than 5 Business Days following receipt of such notice from the

Company, notify the Holders (such date of notification to the Holders, the “Redemption Notice Date”) that the Notes will be redeemed on the 15th day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions set forth herein (except that the time periods in Article III, to the extent inconsistent with the time periods in this Section 3.04, shall be superseded by the time periods set forth in this Section 3.04). The Trustee, upon receipt of the notice specified above, on the Redemption Notice Date shall, on behalf of the Company, notify each Holder in accordance with the applicable provisions of the Indenture that all of the outstanding Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of any the Notes. At or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Special Mandatory Redemption Date, the Company shall deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for the Notes. If the Company fails to deposit the Special Mandatory Redemption Price as provided above, interest will continue to accrue on the outstanding Notes until the Special Mandatory Redemption Date is deposited as provided above.

ARTICLE 4
COVENANTS

Section 4.01.         Payment of Notes.  (a)  The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture.  Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)           An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)           The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)           Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.         Maintenance of Office or Agency.  The Company will maintain in the United States an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.         Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is, in the judgment of the Company, no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

Section 4.04.         Payment of Taxes and other Claims.  The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05.         Maintenance of Properties and Insurance.  (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any

Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b)           The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06.         Incurrence of Indebtedness and Issuance of Preferred Stock.  (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur;” with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if (a) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           Notwithstanding the foregoing, paragraph (a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described below (collectively, “Permitted Debt”):

(1)           the incurrence by the Company and any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $1.0 billion and (ii) the sum of $250 million plus an amount equal to 35.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(2)           the incurrence by the Company and its Restricted Subsidiaries of (a) Existing Indebtedness and (b) the New Convertible Notes;

(3)           the incurrence by the Company of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (A) $45 million and (B) 3.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness;

(5)           the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the Indenture to be incurred or issued under paragraph (a) of this Section, clauses (2), (3), (4), (10) or (15) of this paragraph (b) or this clause (5);

(6)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

(A)          any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(B)          any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)           the incurrence of obligations of the Company or a Restricted Subsidiary pursuant to Hedging Obligations;

(9)           the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by this Section; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10)         the incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

(11)         the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)         the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(13)         the incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(14)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the form of Guarantees of Indebtedness of joint ventures; provided that the aggregate principal amount of the Obligations incurred pursuant to such Guarantees shall not exceed the greater of (A) $25 million and (B) 3.0% of Adjusted Consolidated Net Tangible Assets, determined as of the date of each incurrence of such Guarantee after giving pro forma effect to the application of proceeds of the Indebtedness being guaranteed; and

(15)         the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a) of this Section) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15) does not exceed the greater of (A) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (B) $75 million.

(c)           The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d)           For purposes of determining compliance with this Section, (1) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of paragraph (b) of this Section 4.06, or is entitled to be incurred or issued pursuant to paragraph (a) of this Section 4.06, the Company will be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this Section and (2) all Indebtedness outstanding on the Issue Date or the Acquisition Closing Date (after giving effect to the use of proceeds from the offering of the Notes) under the Senior Credit Agreement shall be deemed to have been Incurred on the Issue Date or the Acquisition Closing Date as applicable under clause (1) of paragraph (b) and may not be later divided or reclassified pursuant to clause (1) of this subsection (d). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class will be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.07.         Restricted Payments.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent company of the Company;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at or within three Business Days prior to or after the Stated Maturity thereof (excluding (A) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (B) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

(4)           make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

(iii)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Existing Senior Notes Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (12) of paragraph (b) of this Section 4.07), is equal to or less than the sum, without duplication, of:

(A)       50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the most recent fiscal quarter commencing before the Existing Senior Notes Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)       100% of (i)(a) the aggregate net cash proceeds and (b) the Fair Market Value of (x) marketable securities (other than marketable securities of the Company or an Affiliate of the Company), (y) Capital Stock of a Person (other than the Company or an Affiliate of the Company) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by the Company since the Existing Senior Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (ii) with respect to Indebtedness that is incurred on or after the Issue Date, the amount by which such Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange after the Existing Senior Notes Issue Date of any such Indebtedness into or for

Equity Interests of the Company (other than Disqualified Stock), and (iii) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (i) or (ii) above; plus

(C)       with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Existing Senior Notes Issue Date, an amount equal to the sum, without duplication, of (i) the net reduction in such Restricted Investments in any Person resulting from (a) repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (b) other repurchases, repayments or redemptions of such Restricted Investments, (c) the sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or (d) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (ii) with respect to any Unrestricted Subsidiary designated as such after the Existing Senior Notes Issue Date that is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary held by the Company or any of its Restricted Subsidiaries at the time of such redesignation; plus

(D)       100% of any dividends received by the Company or a Restricted Subsidiary after the Existing Senior Notes Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)           The foregoing will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (iii)(B) of paragraph (a) of this Section 4.07 and clause (7) of this paragraph (b);

(3)           the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)           the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s or any of its Restricted Subsidiaries’ current or former directors or employees in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy the Company’s or such Restricted Subsidiary’s tax withholding obligation with respect to such exercise or vesting;

(5)           purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(6)           payments to fund the purchase, redemption or other acquisition or retirement for value by the Company of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by the Indenture;

(7)           as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s (or any of its Restricted Subsidiaries’) current or former directors or employees; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (A) $25 million plus (B) the aggregate amount of cash proceeds received by the Company from the sale of the Company’s Equity Interests (other than Disqualified Stock) to any such directors or employees that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement will be excluded from clause (iii)(B) of paragraph (a) of this Section and clause (2) of this paragraph (b) plus (C) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(8)           as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.06(a);

(9)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;

(10)         purchases of Subordinated Debt at a purchase price not greater than (A) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (B) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

(i)            in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.11; or

(ii)           in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations under Section 4.12;

(11)         payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with Section 5.01; and

(12)         other Restricted Payments in an aggregate amount at any time outstanding not to exceed $40 million.

(c)           The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.

(d)           For purposes of determining compliance with this Section, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) of paragraph (b) or is entitled to be made pursuant to paragraph (a), the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section.

Section 4.08.         Limitation on Liens.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of the Company and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Subordinated Debt or other Indebtedness, unless:

(1)           in the case of Liens securing Subordinated Debt of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the Notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

(2)           in the case of Liens securing other Indebtedness of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

(b)           Any Lien securing the Notes or Subsidiary Guarantees created pursuant to clause (2) of paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

Section 4.09.         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           The provisions of paragraph (a) will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1)           the Senior Credit Agreement, any Existing Indebtedness, the New Convertible Notes, Capital Stock or any other agreements or instruments, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and principal financial officer of the Company, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

(2)           the Indenture, the Notes and the Subsidiary Guarantees;

(3)           applicable law, rule, regulation, order, approval, permit or similar restriction;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and principal financial officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)           customary non-assignment provisions in contracts, leases and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

(6)           any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(7)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)           Liens permitted to be incurred under Section 4.08 that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)           the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to Section 4.06 and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(10)         other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.06; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and principal financial officer of the Company, than the provisions contained in the Senior Credit Agreement as in effect on the Issue Date;

(11)         Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (A) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (B) will not materially affect the Company’s ability to pay all principal, interest and premium, if any, on the Notes, in the reasonable good faith judgment of the Chief Executive Officer and principal financial officer of the Company;

(12)         customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(13)         Hedging Obligations permitted from time to time under the Indenture;

(14)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(15)         with respect only to encumbrances or restrictions of the type referred to in clause (3) of paragraph (a):

(A)       customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

(B)       provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, or (ii) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements; and

(C)       Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments.

Section 4.10.         Subsidiary Guarantees.  (a) If, after the Issue Date, any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor both:

(1)           Guarantees (or otherwise becomes liable for) Obligations under the Senior Credit Agreement, and

(2)           constitutes a Material Subsidiary,

then such Subsidiary will become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form of Exhibit B, to the Trustee within 30 days of the date on which it is required to become a Subsidiary Guarantor.

(b)           If, at any date after the Issue Date, the Company’s Domestic Restricted Subsidiaries that are not Subsidiary Guarantors are Material in the Aggregate, then the Company shall cause one or more of such Domestic Restricted Subsidiaries (the selection thereof to be at the Company’s discretion) to promptly become Subsidiary Guarantors by executing and delivering a supplemental indenture in the form of Exhibit B, such that, after giving effect thereto, the remaining Domestic Restricted Subsidiaries would not be Material in the Aggregate and otherwise not meet the definition of “Material Subsidiary.”

(c)           The Subsidiary Guarantee of a Subsidiary Guarantor will be released at such time as such Subsidiary Guarantor ceases to (i) Guarantee (or otherwise be liable for) Obligations under the Senior Credit Agreement or (ii) constitute a Material Subsidiary and, if after giving effect to such release, the Company’s Domestic Restricted Subsidiaries would not be Material in the Aggregate.

(d)           Any supplemental indenture in the form of Exhibit B delivered by a Subsidiary Guarantor shall be accompanied by an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary Guarantor and constitutes a valid and binding obligation of the Subsidiary Guarantor, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.11.         Offer to Repurchase upon a Change of Control.  (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment

Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company will provide a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered or such later date as is necessary to comply with requirements under the Exchange Act;

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have all or a portion of the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(b)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of such compliance.

(c)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating, the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)           The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment; in which case interest will continue to accrue on Notes accepted for payment until the Change of Control Payment is made.

(e)           The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            Notwithstanding anything to the contrary in this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) the Company has given notice of redemption pursuant to Section 3.01 of the Indenture unless and until there is a Default in payment of the applicable redemption price.

(g)           A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to clause (f) of this Section will have the status of Notes issued and outstanding.

(h)           In the event that Holders of at least 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer, in lieu of the Company, as described in paragraph (f) of this Section) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the Notes that remain outstanding at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(i)            The provisions of this Section that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable.

Section 4.12.         Asset Sales.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           (x) at least 75% of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash and Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of the Adjusted Consolidated Net Tangible Assets of the Company at the time each determination is made. For purposes of this provision, each of the following will be deemed to be cash:

(A)       any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to (i) a customary novation agreement (or other legal documentation with the same effect) that includes a full release of the Company or such Restricted Subsidiary from any and all liability therefor or (ii) an assignment agreement that includes, in lieu of such release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or other cost in respect of such assumed liability;

(B)          Liquid Securities;

(C)       promissory notes or other obligations of the transferee in the Asset Sale that are converted to cash or Cash Equivalents within 180 days of the Asset Sale; and

(D)       Additional Assets.

(b)           Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(c)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if the Company has entered into a binding commitment or commitments with respect to any of the actions described in clauses (2) or (3) below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale or (y) 180 days after the entering into of such commitment or commitments, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)           to permanently repay or purchase Senior Debt;

(2)           to invest in Additional Assets; or

(3)           to make capital expenditures in respect of a Related Business of the Company or any of its Restricted Subsidiaries.

However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3), such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) will constitute “Excess Proceeds.”

(d)           Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $30 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will use the Excess Proceeds to purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)           Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.11 and/or Section 5.01 and not by this Section 4.12.

(f)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, or compliance with the Asset Sales provisions of the Indenture would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the Indenture by virtue of such compliance.

(g)           In the event that, pursuant to this Section 4.12, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below:

(1)           The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(2)           If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(3)           Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, or deliver a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(A)       that the Asset Sale Offer is being made pursuant to this Section 4.12 and the length of time the Asset Sale Offer will remain open;

(B)       the Offer Amount, the purchase price and the Purchase Date;

(C)       that any Note not tendered or accepted for payment will continue to accrue interest;

(D)       that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(E)       that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 only;

(F)        that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(G)       that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have all or a portion of such Note purchased;

(H)       that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Notes and other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess of $2,000, will be purchased); and

(I)        that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(4)           On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer

Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.12. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 4.13.         Limitation on Transactions with Affiliates.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate payments or consideration in excess of $1 million, unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)           the Company delivers to the Trustee:

(A)       with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)       with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (a):

(1)           any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(2)           transactions between or among the Company and/or its Restricted Subsidiaries;

(3)           transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4)           reasonable fees and expenses and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(5)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company;

(6)           Restricted Payments that do not violate Section 4.07 or any Permitted Investments;

(7)           loans or advances to employees in the ordinary course of business or consistent with past practice;

(8)           advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(9)           the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries was a party on the Issue Date (or any agreement in respect of the Transactions as in effect as of the Acquisition Closing Date), as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any Holders of the Notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date (or the applicable agreement in respect of the Transactions as in effect on the Acquisition Closing Date);

(10)         (A) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (B) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(11)         transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company of the Company, as the case may be, on any matter involving such other Person; and

(12)         transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company.

Section 4.14.         Designation of Restricted and Unrestricted Subsidiaries.  (a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (a) Section 4.07 or (b) the definition of Permitted Investment.

(b)           Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of “Unrestricted Subsidiary,” it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company will be in Default of Section 4.06.

(c)           The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.15.         Reports.  (a)  Regardless of whether required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission for public availability, within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing, in which case the Company will comply with the requirements described in paragraph (b)):

(1)           all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

(b)           If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the clauses (1) and (2) of paragraph (a) with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the Commission.  Any Default or Event of Default arising from a failure to file with the Commission or post in a timely manner any information shall be deemed cured upon filing or posting such information.

(c)           The Company agrees that, for so long as any Notes remain outstanding, but only until completion of the Exchange Offer, if at any time it is not required to file with the Commission the reports required by the paragraphs (a) and (b), it will furnish to the Holders of Notes and to securities analysts and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(e)           Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.16.         Reports to Trustee.  (a)  The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)           The Company will deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of a Default or Event of Default, an Officers’ Certificate setting forth the details of the Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c)           The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company’s independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

(d)           The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.17.         Covenant Suspension.  (a)  Notwithstanding any provision of this Indenture or of the Notes to the contrary, if at any time following the date of this Indenture, an Investment Grade Rating Event has occurred, then Sections 4.06, 4.07, 4.09, 4.12, 4.13, and 5.01(a)(D) of this Indenture will be suspended and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections. The Company shall promptly deliver to the Trustee an Officer’s Certificate certifying that such covenant suspension has occurred; provided, however, that the effectiveness of such covenant suspension shall not be contingent upon such delivery.

(b)           During any period that the foregoing Sections have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.14 hereof.

(c)           Notwithstanding the foregoing, if the rating assigned to the Notes by both Rating Agencies should subsequently decline to below an Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to Section 4.06(b)(2). In addition, for purposes of Section 4.13, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of this Indenture and permitted by Section 4.13(b)(9), and for purposes of Section 4.09, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by that section shall be deemed to have been existing on the Issue Date.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.         Merger, Consolidation or Sale of Substantially All Assets.  (a) The Company will not (1) consolidate or merge with or into another Person (regardless of whether the Company is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (2), directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(A)       either: (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(B)       the Person formed by or surviving any such conversion, consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied); provided that, unless such Person is a corporation, a corporate co-issuer of the Notes will be added to the Indenture by a supplement to this Indenture;

(C)       immediately after such transaction or transactions, no Default or Event of Default exists;

(D)       the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either:

(i)         be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); or

(ii)        have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction; and

(E)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)           For purposes of this Section, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c)           Notwithstanding the restrictions described in clause (D) of paragraph (a), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to the Company, the Company may merge into a Restricted Subsidiary for the purpose of reincorporating the Company in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary.

(d)           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, this Section, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of this Section.

Section 5.02.         Merger, Consolidation or Disposition of Substantially all Assets of Subsidiary Guarantor.  A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless

(1)           immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)           either:

(a) (i) such Subsidiary Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Indenture (including its Subsidiary Guarantee) pursuant to a supplemental indenture; or

(b) such transaction does not violate Section 4.12.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.         Events of Default.    (a) Each of the following is an “Event of Default” with respect to the Notes:

(1)           The Company defaults in the payment when due of principal or premium, if any, on the Notes;

(2)           The Company defaults for 30 days in the payment when due of interest on the Notes;

(3)           failure by the Company to comply with its obligations under Section 5.01 or to consummate a purchase of Notes when required pursuant to Sections 4.11 or 4.12.

(4)           failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with Sections 4.06 or 4.07 or to comply with Sections 4.11 or 4.12 to the extent not described in clause (3) above;

(5)           (A) except as addressed in subclause (B) of this clause (5), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture or the Notes or (B) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with Section 4.15;

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)       is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or

(B)       results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30 million or more;

(7)           failure by the Company or any Significant Subsidiary or group of the Company’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)           except as permitted by the Indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

(9)           the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A)       commences a voluntary case;

(B)       consents to the entry of an order for relief against it in an involuntary case;

(C)       makes a general assignment for the benefit of its creditors; or

(D)       generally is not paying its debts as they become due; and

(10)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case; or

(B)       appoints a custodian of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C)       orders the liquidation of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.         Acceleration.  (a) In the case of an Event of Default specified in clause (9) or clause (10) of Section 6.01(a), all then outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Company and, in case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Upon any such declaration, the Notes shall become due and payable immediately.

(a)           At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in Article 6 provided, the Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company or one or more of the Subsidiary Guarantors has paid or deposited with the Trustee a sum sufficient to pay:

(A)       all overdue interest on all Notes;

(B)       the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes;

(C)       to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes; and

(D)       all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)           Notwithstanding paragraphs (a) or (b), if an Event of Default specified in clause (6) of paragraph (a) shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (1)(A) the Indebtedness that is the subject of such Event of Default has been repaid or (B) the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and (2) any other existing Events of Default, except non-payment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03.         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the

Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.         Waiver of Past Defaults.  (a) Except as otherwise provided in Sections 6.02(b), 6.07 and 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences, except a continuing Default in the payment of principal, premium (if any) or interest on the Notes.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

(b)           The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal, interest or premium, if any.

Section 6.05.         Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.         Limitation on Suits.  Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, a Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1)           such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)           Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request within such 60-day period.

Section 6.07.         Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.         Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.         Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.         Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to any suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit instituted by the Company, the Trustee or any Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.         Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under the Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.         Waiver of Stay, Extension or Usury Laws.  The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.         General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)           Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02.         Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(1)           In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6)           The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7)           No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.03.         Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.         Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.         Notice of Default.  If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.         Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2017, the Trustee will provide to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.         Compensation and Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)           The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c)           To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08.         Replacement of Trustee.  (a) (1) The Trustee may resign at any time by written notice to the Company.

(2)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)           If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)           The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)           If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)           Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)           The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.         Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10.         Eligibility.  The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.         Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.         Satisfaction and Discharge.  (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)           either

(A)       all Notes that have been authenticated, except lost, stolen, mutilated or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or:

(B)       all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption,

(2)           no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing),

(3)           such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound,

(4)           the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture,

(5)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be, and

(6)           the Company has delivered to the Trustee (i) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied, and (ii) an Opinion of Counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

(b)           Notwithstanding the satisfaction and discharge of the Indenture pursuant to paragraph (a), (x) the obligations of the Company to the Trustee under Section 7.07, and the right of the Trustee to resign under Section 7.08(a)(1) shall survive, and (y) if money shall have been deposited with the Trustee pursuant to paragraph (a), the obligations of the Company and the Trustee under Section 8.01(c), Section 7.11, Section 4.02 and Section 8.07 shall survive.

(c)           All money deposited with the Trustee pursuant to paragraph (a) shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee, bus such money need not be segregated from other funds except to the extent required by law.

Section 8.02.         Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect at any time to have either Section 8.03 or Section 8.04 be applied to all outstanding Notes upon compliance with the conditions set forth in the portions of this Article 8 relating Legal Defeasance and Covenant Defeasance.

Section 8.03.         Legal Defeasance.  (a) Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.03, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including any Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including any Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other sections of the Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.06;

(2)           the Company’s obligations with respect to such Notes under Sections 2.04, 2.06, 2.09 and 4.02;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)           the Legal Defeasance provisions of this Article 8.

(b)           Subject to compliance with the Legal Defeasance provisions of this Article 8, the Company may exercise its option regarding Legal Defeasance under this Section notwithstanding the prior exercise of its option regarding Covenant Defeasance under Section 8.04 with respect to the Notes.

Section 8.04.         Covenant Defeasance.  Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.04, (i) the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from each of their obligations respecting the Notes under Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 5.01(a)(D) (such release and termination hereinafter referred to as “Covenant Defeasance”), (ii) the Events of Default described under Sections 6.01(a)(3), (a)(4), (a)(5), (a)(6), (a)(7) and in Section 6.01(a)(9) and (a)(10) (but only with respect to Subsidiaries of the Company) in each case, will no longer constitute an Event of Default with respect to the Notes, (iii) the Subsidiary Guarantees respecting such Notes will be discharged and (iv) the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed outstanding for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and the Notes will be unaffected thereby.

Section 8.05.         Conditions to Legal Defeasance or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.03 or Section 8.04:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the  benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, nationally recognized appraisal film, or nationally recognized firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)           in the case of an election under Section 8.03, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(1)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)           since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.04, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(e)           such Legal Defeasance or Covenant Defeasance and the related deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(g)           the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (a) through (f) have been complied with; and

(h)           the Company must deliver to the Trustee an Opinion of Counsel, stating that all conditions precedent set forth in clauses (b), (c) and (e) have been complied with.

Section 8.06.         Application of Trust Money.  Subject to Section 8.07, the Trustee will hold in trust the cash in U.S. dollars or Government Securities deposited with it pursuant to Section 8.03 or 8.04, and apply the deposited money and the proceeds from deposited Government Securities to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture.  Such money and Government Securities need not be segregated from other funds except to the extent required by law.

Section 8.07.         Repayment to Company.  Subject to Sections 7.07, 8.01, 8.03 and 8.04, the Trustee will promptly pay to the Company upon request any excess money or Government Securities held by the Trustee at any time and thereupon be relieved from all liability with respect thereto.  The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.08.         Reinstatement.  If and for so long as the Trustee is unable to apply any money or Government Securities held in trust pursuant to Section 8.01, 8.03 or 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.         Amendments Without Consent of Holders.  Without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to:

(1)           cure any ambiguity or defect or to correct or supplement any provision in the Indenture or the Notes that may be inconsistent with any other provision therein;

(2)           evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and, to the extent applicable, to the Notes;

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(4)           add a Subsidiary Guarantee and cause any Person to become a Subsidiary Guarantor, and/or to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantee of such Subsidiary Guarantor herein;

(5)           secure the Notes;

(6)           add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Company and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(7)           make any change to any provision of the Indenture that would provide any additional rights or benefits to the Noteholders or that does not adversely affect the rights or interests of any such Holder;

(8)           provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture on the date of the Indenture;

(9)           add any additional Defaults or Events of Default in respect of the Notes;

(10)         change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(11)         establish the form or terms of debt securities of any series as permitted under this Indenture, including to reopen any series of any debt securities as permitted hereunder;

(12)         evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements hereof;

(13)         conform the text of the Indenture (and/or any supplemental indenture) or the Notes to any provision of the “Description of notes” appearing in the offering memorandum dated September 12, 2016 related to the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture (and/or any supplemental indenture) or the Notes or Subsidiary Guarantees issued hereunder;

(14)         add a corporate co-issuer in accordance with Section 5.01 hereof; or

(15)         modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to the Indenture such other provisions as may be expressly required under the Trust Indenture Act.

Section 9.02.         Amendments with Consent of Holders.  (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b)           Notwithstanding the provisions of paragraph (a), without the consent of each Holder of outstanding Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, the Notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, or change any place of payment where, or the coin or currency in which, the Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2)           reduce the percentage in principal amount of the then-outstanding Notes, the consent of whose Holders is required for any such amendment, supplement or waiver;

(3)           modify any of the provisions related to (i) the Holder’s unconditional contractual right to receive principal, premium, if any, and interest on the Notes or (ii) the waiver of past Defaults under the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the each Holder of then-outstanding Notes affected thereby;

(4)           waive a redemption payment with respect to the Notes; provided, however, that any purchase or repurchase of the Notes shall not be deemed a redemption of the Notes;

(5)           release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture (as supplemented by any supplemental indenture); or

(6)           make any change in the foregoing amendment and waiver provisions.

(c)           It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03.         Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.         Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05.         Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10
GUARANTEES

Section 10.01.      The Subsidiary Guarantees.  Subject to the provisions of this Article, by executing a supplemental indenture in the form of Exhibit B, each Subsidiary Guarantor will thereby irrevocably and unconditionally guarantee, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to a Change of Control Offer, Asset Sale Offer or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture.  Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 10.02.      Subsidiary Guarantee Unconditional.  The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(2)           any modification or amendment of or supplement to the Indenture or any Note;

(3)           any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(4)           the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)           any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(6)           any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder other than payment in full of the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture.

Section 10.03.      Discharge; Reinstatement.  Subject to Section 10.09, each Subsidiary Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.      Waiver by the Subsidiary Guarantors.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.      Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Subsidiary Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.      Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.      Limitation on Amount of Subsidiary Guarantee.  Notwithstanding anything to the contrary in this Article, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.      Execution and Delivery of Subsidiary Guarantee.  The execution by each Subsidiary Guarantor of a supplemental indenture in the form of Exhibit B evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of each Subsidiary Guarantor.

Section 10.09.      Release of Subsidiary Guarantee.  The Subsidiary Guarantee of a Subsidiary Guarantor will terminate:

(1)           upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.12;

(2)           upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.12 and such Subsidiary Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;

(3)           upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with Section 4.14;

(4)           upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture as provided pursuant to Sections 8.01, 8.02, 8.03 and 8.04; or

(5)           upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

ARTICLE 11
MISCELLANEOUS

Section 11.01.      Trust Indenture Act of 1939.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.      Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by the Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)           Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)           The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 11.03.      Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company.  Any notice to the Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
Attention:  Corporate Secretary
Facsimile: 303-831-3988

if to the Trustee:

U.S. Bank National Association
950 17th Street – 12th Floor
Denver, Colorado 80202
Facsimile: 303-585-6865

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  A defect in delivering a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)           Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.      Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)           a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)           a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.      Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.      Governing Law.  The Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08.      No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.09.      Successors.  All agreements of the Company or any Subsidiary Guarantor in the Indenture and the Notes will bind its successors.  All agreements of the Trustee in the Indenture will bind its successor.

Section 11.10.      Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The Indenture may be executed by facsimile or other electronic transmission.

Section 11.11.      Separability.  In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.      Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.13.      No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member, manager, partner or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

PDC ENERGY, INC. as Issuer

By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Leland Hansen
	Name:	Leland Hansen
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

PDC ENERGY, INC.

6.125% Senior Note Due 2024

[CUSIP] [CINS]

No.	$

PDC ENERGY, INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to[         ] [CEDE & CO.](1), or its registered assigns, the principal sum of              DOLLARS ($      ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto](1) on September 15, 2024

Interest Rate: 6.125% per annum.

Interest Payment Dates:  March 15 and September 15, commencing March 15, 2017.

Regular Record Dates:  March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1)  For Global Notes

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	PDC ENERGY, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.125% Senior Notes Due 2024 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

PDC ENERGY, INC.

6.125% Senior Note Due 2024

1.             Principal and Interest.

The Company promises to pay the principal of this Note on September 15, 2024.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6.125% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing March 15, 2017.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated September 15, 2016 between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that either the Exchange Offer  (as defined in the Registration Rights Agreement) is not completed or the Shelf Registration Statement (as defined in the Registration Rights Agreement), if required, does not become effective on or prior to September 10, 2017 (the “Effectiveness Deadline”), the interest rate on this Note, if a Registrable Security (as defined in the Registration Rights Agreement), will increase by a rate of 1.00% per annum until the Exchange Offer is completed or the Shelf Registration Statement is declared effective by the Commission or becomes effective automatically.  If the Shelf Registration Statement has been declared effective or automatically becomes effective, as the case may be, and ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, unless such failure to remain effective or usable relates or is directly attributable to an acquisition, disposition or comparable material corporate restructuring event affecting the Company, then the Company will pay liquidated damages to the Holders of Registrable Securities with the effect that the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared (or automatically becomes) effective or the Prospectus again becomes usable.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](1) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date)

(1) Include only for Exchange Note.

or, if no interest has been paid, from [the Issue Date].(2)  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of the rate otherwise accruing on this Note.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.             Indentures; Subsidiary Guarantee.

This is one of the Notes issued under an Indenture dated as of September 15, 2016 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $400,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

This Note is subject to a Special Mandatory Redemption under certain circumstances as further described in the Indenture.

If the Company deposits with the Trustee money or Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

(2) For Additional Notes, should be the date of their original issue.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or defect or to correct or supplement any provision in the Indenture or the Notes that may be inconsistent with any other provision therein.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to               , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐            (3) This Note is being transferred to an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and certification in the form of Exhibit G to the Indenture is being furnished herewith.

or

☐            (4) This Note is being transferred other than in accordance with (1), (2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(3)

By
To be executed by an executive officer

(3) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                              .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of           ,

among

PDC ENERGY, INC.,

The Subsidiary Guarantor(s) Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

6.125% Senior Notes due 2024

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of           ,     , among PDC ENERGY, INC., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of September 15, 2016 (the “Indenture”), relating to the Company’s 6.125% Senior Notes due 2024 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Domestic Restricted Subsidiaries to provide Subsidiary Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PDC ENERGY, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING

C-1

THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

, 20

U.S. Bank National Association
950 17th Street — 12th Floor
Denver, Colorado 80202
Attention: Corporate Trust Administration

Re:	PDC Energy, Inc. 6.125% Senior Notes due 2024 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of September 15, 2016 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                       This Certificate relates to our proposed transfer of $     principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.              The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.              Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.              The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.              If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.                       This Certificate relates to our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.              At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.              The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

,

[U.S. Bank National Association
950 17th Street — 12th Floor
Denver, Colorado 80202
Attention: Corporate Trust Administration

Re:	PDC Energy, Inc. 6.125% Senior Notes due 2024 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of September 15, 2016 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate, owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of          , 20  , which is a date on or since the close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any

F-1

administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

U.S. Bank National Association
950 17th Street — 12th Floor
Denver, Colorado 80202
Attention: Corporate Trust Administration

Re:	PDC Energy, Inc. 6.125% Senior Notes due 2024 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of September 15, 2016 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.                        We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                        Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                        We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.                        We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.                        We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                        The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number: